UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2021

TELIGENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08568	01-0355758
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

105 Lincoln Avenue

Buena, New Jersey 08310

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (856) 697-1441

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TLGT	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Debt Exchange

On January 27, 2021, Teligent, Inc. (the “Company”) completed a recapitalization and equitization transaction pursuant to an Exchange Agreement, dated January 27, 2021, among the Company, the Series C Noteholders (as defined below) and Ares (as defined below) (the “Exchange Agreement”). Under the Exchange Agreement, the holders (the “Series C Noteholders”) of all of the Company’s 9.5% Series C Senior Secured Convertible Notes due 2023 (the “Series C Notes”) agreed to exchange an aggregate of approximately $50.3 million of outstanding principal under the Series C Notes, representing 100% of the outstanding principal under the Series C Notes, together with the accrued interest thereon, for an aggregate of 29,862,641 shares (the “Series C Exchange Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock” and such transaction, the “Series C Equitization”). The Series C Equitization resulted in the extinguishment of all of the Company’s obligations under the Indenture, dated as of July 20, 2020, between the Company and Wilmington Trust, National Association, as trustee and collateral agent (the “Series C Indenture”).

Additionally, under the Exchange Agreement, certain credit funds and accounts managed by affiliates of Ares Management Corporation (such funds and accounts, collectively, “Ares” and, together with the Series C Noteholders, the “Participating Parties”) that are lenders under the Second Lien Credit Agreement, dated December 13, 2018, by and among the Company, certain of its subsidiaries, the lenders from time to time party thereto, and Ares Capital Corporation, as Administrative Agent (as amended, including by the Second Lien Amendment (as defined below), the “Second Lien Credit Agreement”) agreed to convert a portion of the outstanding term loans under the Second Lien Credit Agreement constituting 100% of the approximately $24.5 million in accrued PIK interest under the Second Lien Credit Agreement into an aggregate of approximately 85,412 shares of the Company’s newly created Series D Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”, and such transaction, the “PIK Interest Exchange” and, together with the Series C Equitization, the “Debt Exchange Transactions”). Each share of Series D Preferred Stock is non-voting and, subject to an increase in the number of shares of Common Stock available for issuance under the Company’s amended and restated certificate of incorporation, is convertible into 200 shares of Common Stock. The shares of Series D Preferred Stock issued in connection with the PIK Interest Exchange are convertible into an aggregate of 17,082,285 shares of Common Stock. The holders of shares of Series D Preferred Stock may not convert such shares of Series D Preferred Stock into shares of Common Stock to the extent such a conversion would result in a holder thereof, together with its affiliates, collectively owning more than 15% of the number of shares of Common Stock then outstanding.

In addition, pursuant to the terms of the Exchange Agreement, the Company is required to seek the requisite approval of its stockholders for an amendment to its amended and restated certificate of incorporation to allow for the conversion in full of all shares of Series D Preferred Stock into shares of Common Stock (either by an increase in the number of authorized shares of Common Stock, the effectuation of a reverse stock split, or otherwise) (the “Stockholder Approval”). The Exchange Agreement provides that, if the Company is unable to obtain the Stockholder Approval on or before July 1, 2021, then the Company will issue to each holder of Series D Preferred Stock, on a quarterly basis, additional shares of Series D Preferred Stock equal to 2.5% of the number of shares of Series D Preferred Stock originally issued to such holder until the Stockholder Approval is obtained (with a prorated amount of Series D Preferred Stock to be issued in the event the Stockholder Approval is obtained during any such calendar quarter).

As previously disclosed, on December 16, 2020, the Company’s stockholders approved, as required by Nasdaq Marketplace Rule 5635(b) and the Series C Indenture, the issuance to any Series C Noteholder (or group of related holders) of Common Stock exceeding the greater of (x) 19.99% of the number of shares of Common Stock outstanding and (y) that percentage of the number of shares of Common Stock outstanding as held by the then-largest holder of shares of Common Stock, all as further described in the Company’s Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on September 9, 2020 (the “Prior Change of Control Approval”). Both immediately following the Prior Change of Control Approval and after giving effect to the Debt Exchange Transactions, certain funds and accounts managed by Nantahala Capital Management, LLC (“Nantahala”) were, collectively, the Company’s largest stockholder and owned or had the right to acquire, subject to the terms of the Series C Indenture and each of the Stockholders Agreement (as defined below) and Voting Trust Agreements (as defined below), more than 19.99% of Common Stock. Accordingly, no change of control of the Company occurred under applicable Nasdaq Marketplace Rules with respect to the Debt Exchange Transactions, and no additional stockholder approval is required pursuant to Nasdaq Marketplace Rule 5635(b).

As a condition to entering into the Exchange Agreement, the Company entered into a Stockholders’ Agreement with the Participating Parties and B. Riley (as defined below) (the “Stockholders’ Agreement”), pursuant to which, among other matters, the Company granted (i) the Participating Parties registration rights for the shares of Common Stock issuable upon conversion of the Series D Preferred Stock and the Series C Exchange Shares, and (ii) B. Riley registration rights for the Fee Shares (as defined below). In addition to the voting restrictions discussed further below, the Stockholders’ Agreement also contains terms restricting the transfer of shares of Common Stock and Series D Preferred Stock held by the Participating Parties, including, subject to certain exceptions, a restriction on all sales or other transfers or dispositions of such shares (i) in respect of the ATM Offering, from the date the ATM Offering is launched until the termination of the ATM Offering; (ii) in any period during which the Company is conducting a follow-on public offering of Common Stock within 11 months after the ATM Offering commences and ending on the earlier of 60 days after commencement of such offering or five trading days following its completion; (iii) in violation of certain volume restrictions set forth in the Stockholders’ Agreement (including the Rule 144 Volume Limitation (as defined in the Stockholders’ Agreement)) at any time when such Participating Party holds at least 9.9% of the Company’s outstanding shares of Common Stock (including shares issuable upon conversion of the Series D Preferred Stock) and (iv) to any person or entity that is required to file a statement on Schedule 13D or Schedule 13G with respect to the Company’s securities. The Stockholders’ Agreement also (x) subjects each Participating Party to certain standstill provisions for a period of 18 months following the date of the Stockholders’ Agreement, (y) requires each Participating Party to include, in any Schedule 13D or Schedule 13G that such Participating Party may be required to file in respect of the Company’s securities, an acknowledgment that such Participating Party has no intent to directly or indirectly control the Company or to take any actions contemplated by Section 5 of the Stockholders’ Agreement and (z) provides that the rights of each of Nantahala and Silverback (as defined below) to appoint a non-voting observer to the Company’s board of directors terminates upon the consummation of the Series C Exchange.

The Stockholders’ Agreement also contains certain voting restrictions as follows: (a) each Series C Noteholder and each of such Series C Noteholder’s affiliates will not vote any shares of Common Stock held by such Series C Noteholder or such affiliates to the extent such vote would result in such Series C Noteholder and such affiliates, collectively, voting in excess of 4.9% of the outstanding shares of Common Stock as of the record date for such vote, and (b) Ares will not vote any shares of Common Stock held by it to the extent such vote would result in Ares and its affiliates, collectively, voting in excess of 15% of the outstanding shares of Common Stock as of the record date for such vote. In addition, pursuant to Voting Trust Agreements among Wilmington Savings Fund Society, FSB (“WSFS Bank”), the Company and each of Nantahala and Silverback Asset Management, LLC (“Silverback”) (the “Voting Trust Agreements”), the Company and each of Nantahala and Silverback have agreed to establish voting trusts with WSFS Bank to hold all Series C Exchange Shares issued to Nantahala or Silverback, respectively, in excess of 4.9% of the outstanding shares of Common Stock, and WSFS Bank has agreed to vote all such Series C Exchange Shares on all matters presented to the vote of the Company’s stockholders in the same proportions as all shares of Common Stock other than (x) the Series C Exchange Shares held in trust by WSFS Bank; (y) any other shares of Common Stock held by Nantahala or Silverback, as applicable and (z) other shares of Common Stock held by the other Participating Parties.

The foregoing descriptions of the Exchange Agreement, the Stockholders’ Agreement and the Voting Trust Agreements do not purport to be complete and each is qualified in its entirety by reference to the Exchange Agreement, the Stockholders’ Agreement and the Voting Trust Agreements, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

ATM Offering

On January 27, 2021, following consummation of the transactions contemplated by the Exchange Agreement, the Company entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with B. Riley Securities, Inc. (“B. Riley”). Pursuant to the terms of the Sales Agreement, the Company may sell from time to time through or to B. Riley shares of Common Stock having an aggregate offering price of up to $22,619,204 (the “ATM Shares” and such offering the “ATM Offering”). The offer and sale of the ATM Shares will be made pursuant to a shelf registration statement on Form S-3 and the related prospectus (File No. 333-224188) that became effective on May 18, 2018, as supplemented by a prospectus supplement dated January 28, 2021 (the “Prospectus Supplement”) and filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

In accordance with the terms of the Sales Agreement, sales of the ATM Shares under the Prospectus Supplement and the accompanying base prospectus, if any, will be made by any method deemed to be an “at-the-market offering” as defined in Rule 415 of the Securities Act. In connection with the sale of the ATM Shares on the Company’s behalf, B. Riley will be deemed an “underwriter” within the meaning of the Securities Act, and the compensation of B. Riley will be deemed to be underwriting commissions or discounts. The Company will pay B. Riley a commission of up to 7.0% of the gross proceeds of the sales price per ATM Share sold through or to B. Riley pursuant to the Sales Agreement. The Company also agreed to pay B. Riley a commitment fee of $500,000, payable in unregistered shares of Common Stock (such shares, the “Fee Shares”). The Sales Agreement contains customary representations, warranties and conditions to the placement of the ATM Shares, and the Company has agreed to provide indemnification and contribution to B. Riley against certain liabilities, including liabilities under the Securities Act. The Company will also reimburse B. Riley for certain specified expenses in connection with entering into the Sales Agreement.

The Company intends to use the net proceeds from the offering, after deducting B. Riley’s commissions and the Company’s offering expenses, for general corporate purposes, including resolution of the issues raised in the November 2019 warning letter from the FDA to the Company (the “FDA Warning Letter”), maintaining readiness for an FDA pre-approval inspection for the Company’s newly constructed injectables facility and expanding the Company’s offering of contract development and manufacturing organization services to its clients.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the opinion of K&L Gates LLP relating to the legality of the issuance and sale of the ATM Shares is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the ATM Shares, nor shall there be any offer, solicitation, or sale of Common Stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Amendments to First Lien Credit Agreement and Second Lien Credit Agreement

Also in connection with the Debt Exchange Transactions and the ATM Offering, on January 27, 2021, the Company entered into (i) Amendment No. 4 to First Lien Revolving Credit Agreement (the “First Lien Amendment”), amending the First Lien Credit Agreement, dated December 13, 2018, by and among the Company, certain of its subsidiaries, the lenders from time to time party thereto, and ACF Finco I LP as Administrative Agent (as amended by the First Lien Amendment, the “First Lien Credit Agreement”), and (ii) Amendment No. 6 to Second Lien Credit Agreement (the “Second Lien Amendment”), pursuant to which all identified defaults and events of default thereunder were waived and certain amendments were made to the First Lien Credit Agreement and Second Lien Credit Agreement, respectively, including those described below.

The First Lien Amendment amends the First Lien Credit Agreement to, among other things, (i) permit borrowings under the revolving credit facility under the First Lien Credit Agreement, subject to availability (which is currently $0) and the other terms and conditions of the First Lien Credit Agreement, provided, that such borrowings are only available until the commitments of the lenders under the Second Lien Credit Agreement under the Second Lien Delayed Draw Term Loan C Facility (as defined below) have been reduced to $0, (ii) reduce from $10.0 million to $3.0 million (from and after the first draw of the Second Lien Delayed Drawn Term Loan C Facility described below) the maximum amount of cash that the Company and its subsidiaries that are credit parties under the First Lien Credit Agreement are permitted to maintain prior to triggering a mandatory prepayment of the revolving credit facility (without a permanent reduction of the revolving credit commitments), which $3.0 million threshold automatically increases by the net proceeds received from the ATM Offering and any other equity offering, (iii) reduce from $3.0 million to $1.0 million the minimum liquidity (as defined in the First Lien Credit Agreement) required to be maintained by the Company and its subsidiaries that are credit parties under the First Lien Credit Agreement on a consolidated basis until the earlier of (a) the date on which the net proceeds from the ATM Offering exceed $15.0 million in the aggregate and (b) February 15, 2021, at which time the liquidity covenant increases to $3.0 million on a consolidated basis, (iv) from and after March 31, 2022, further increase the liquidity covenant to $4.0 million on a consolidated basis and (v) suspend testing of the minimum consolidated adjusted EBITDA covenant until March 31, 2022, at which time such minimum consolidated adjusted EBITDA covenant levels will resume to the levels in effect prior to the closing of the First Lien Amendment.

The Second Lien Amendment amends the Second Lien Credit Agreement to (i) permit, among other things, the Debt Exchange Transactions, (ii) provide for a new multiple-draw delayed draw term loan facility in the aggregate principal amount of up to $4.6 million (the “Second Lien Delayed Draw Term Loan C Facility”) which will be made available to the Company until December 31, 2021, subject to satisfaction of the conditions to borrowing, including, following the launch of the ATM Offering, a pro forma maximum liquidity test of $4.0 million, the proceeds of which may be used to pay expenses specified in a budget approved by the administrative agent under the Second Lien Credit Agreement, (iii) reduce from $3.0 million to $1.0 million the minimum liquidity (as defined in the Second Lien Credit Agreement) required to be maintained by the Company and its subsidiaries that are credit parties under the Second Lien Credit Agreement on a consolidated basis until the earlier of (a) the date on which the net proceeds from the ATM Offering exceed $15.0 million in the aggregate and (b) February 15, 2021, at which time the minimum liquidity covenant increases to $3.0 million on a consolidated basis, (iv) from and after March 31, 2022, further increase the minimum liquidity covenant to $4.0 million on a consolidated basis, (v) suspend testing of the minimum consolidated adjusted EBITDA covenant until March 31, 2022, at which time such minimum consolidated adjusted EBITDA covenant levels will resume to the levels in effect prior to the closing of the Second Lien Amendment and (vi) extend the date on which the Company may elect to pay interest in kind. Loans made under the Second Lien Delayed Draw Term Loan C Facility will be pari passu with, and have the same interest and payment terms (including maturity) as those applicable to, the existing loans under the Second Lien Credit Agreement.

The foregoing descriptions of the Second Lien Amendment and First Lien Amendment do not purport to be complete and each is qualified in its entirety by reference to the Second Lien Amendment and First Lien Amendment, which are filed as Exhibits 10.4 and 10.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

In connection with the issuance of the shares of Common Stock in connection with the Series C Equitization described in Item 1.01 above, on January 27, 2021, the Company cancelled the remaining outstanding Series C Notes. In connection with such cancellation, the Company’s obligations under the Series C Indenture were satisfied and discharged and all collateral granted in connection therewith was released. No consideration was paid in connection with such cancellation, satisfaction and discharge, other than the issuance of shares of Common Stock in exchange for the Series C Notes in connection with the Series C Equitization described in Item 1.01 above. The material terms of the Series C Notes and the Series C Indenture were previously described in Item 1.01 of the Company’s Current Report on Form 8-K filed with the SEC on July 22, 2020.

Item 2.02	Results of Operations and Financial Condition

Based on management estimates and the assumptions described herein, as of the date of this Current Report on Form 8-K and as disclosed in the Prospectus Supplement, and after taking into account further review and analysis following the initial announcement on December 31, 2020 of the Company’s outlook for the three months ended December 31, 2020, the Company expects to report the following financial results for the three months ended December 31, 2020: (i) revenue of $11.0 to $12.5 million, (ii) an operating loss in the range of $8.0 to $9.5 million, (iii) negative EBITDA in the range of $5.7 million to $6.4 million and (iv) negative Adjusted EBITDA in the range of $6.9 million to $7.3 million.

Adjusted EBITDA, as defined by the Company, is calculated as follows: net loss, plus (a) depreciation expense; (b) amortization of intangibles; (c) interest expense and other expenses, net; (d) amortization of debt issuance costs, debt discounts and debt extinguishment; (e) impairment charges; (f) provision for income taxes; (g) foreign currency exchange loss; (h) changes in the fair value of derivatives; (i) non-cash stock-based compensation expense and (j) other one-time expense. The Company believes that Adjusted EBITDA is a meaningful indicator, to both management and investors, of the Company’s past and expected ongoing operating performance. EBITDA is a commonly used and widely accepted measure of financial performance. Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it adds back non-cash and non-recurring operating expenses which have little to no bearing on its cash flows, may subject to uncontrollable factors and not reflective of its true operational performance. The Company uses Adjusted EBITDA in managing and analyzing its business and financial condition. Even though the Company believes it is useful to investors in evaluating its performance, the Company also believes it is subject to certain shortcomings. Adjusted EBITDA does not take into account the impact of capital expenditures on either the Company’s liquidity or financial performance or omitting share-based compensation expenses that may vary over time but represent a material portion of the Company’s overall compensation expense. Due to the inherent limitations of Adjusted EBITDA, the Company’s management utilizes comparable GAAP financial measures to evaluate the business in conjunction with Adjusted EBITDA and encourages investors to do likewise.

The foregoing projections for the three months ended December 31, 2020 are preliminary, unaudited and subject to completion. The Company has provided ranges, rather than specific amounts, because its financial closing and review procedures for the quarter ended December 31, 2020 have yet to be performed. The forecasted information reflects management’s current views and may change as a result of management’s review of results and other factors, including a variety of significant business, economic and competitive risks and uncertainties. The forecasted information is subject to change following the closing of the Company’s fourth quarter of 2020 financial results and finalization of quarter- and fiscal-year end financial and accounting procedures (which have yet to be performed) and should not be viewed as a substitute for full financial statements prepared in accordance with U.S. generally accepted accounting principles. The Company’s independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures, and does not express an opinion or any other form of assurance, with respect to the forecasted information. The Company does not expect to disclose publicly whether its expectations have changed or to update its expectations, other than through the release of actual results in the ordinary course of business. Actual results may vary materially. Accordingly, undue reliance should not be placed on the Company’s projections with respect to the fourth quarter of fiscal 2020 set forth above. The above disclosures and projections constitute forward-looking statements. The above disclosures should not be construed as financial guidance and should not be relied upon as such.

Item 3.02	Unregistered Sale of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading “Debt Exchange” relating to the issuance of shares of Common Stock to the Series C Noteholders issued in connection with the Series C Equitization and the issuance of shares of Series D Preferred Stock to Ares, and the information set forth under Item 1.01 of this Current Report on Form 8-K under the heading “ATM Offering” relating to the issuance of the Fee Shares, are incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders

The Company’s Amended and Restated Certificate of Incorporation, as amended, authorizes 1,000,000 shares of preferred stock, par value $0.01 per share, issuable from time to time in one or more series. On January 25, 2021, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of Preferences, Rights and Limitations (the “Certificate of Designation”) which, effective upon filing, designated 100,000 shares of preferred stock as Series D Preferred Stock.

As set forth in the Certificate of Designation and pursuant to the terms thereof, each share of Series D Preferred Stock is convertible into 200 shares of Common Stock as follows: (i) at any time and from time to time to the extent that the aggregate number of shares of Common Stock to be issued upon such conversion is less than or equal to the number of authorized shares of Common Stock available for issuance and not reserved or set aside for other purposes and (ii) at any time and from time to time, in full or in part, from and after stockholder approval of an increase in the number of authorized shares of Common Stock or a reverse split of the Common Stock to allow for full conversion of the Series D Preferred Stock. The number of shares of Common Stock issuable upon conversion of the Series D Preferred Stock is subject to appropriate adjustment in the event of stock dividends, stock splits or similar events affecting the Common Stock.

Upon the occurrence of a “Corporation Sale” (as defined in the Certificate of Designation, and subject to customary exceptions), the Company must redeem each share of Series D Preferred Stock by paying each holder of Series D Preferred Stock an amount equal to the amount such holder would have received in connection with such Corporation Sale had such holder converted such share of Series D Preferred Stock into Common Stock immediately prior to such Corporation Sale.

The Series D Preferred Stock is not convertible by the holder to the extent that such holder or any of its affiliates would beneficially own in excess of 15% of the number of outstanding shares of Common Stock. For purposes of the immediately preceding sentence, the number of shares of Common Stock beneficially owned by such holder or any of its affiliates includes the number of shares of Common Stock issuable upon conversion of shares of Series D Preferred Stock with respect to which such determination is being made, but excludes the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted shares of Series D Preferred Stock beneficially owned by such holder or any of its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other of the Company’s securities subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such holder or any of its affiliates. Except as set forth in the preceding sentence, beneficial ownership is calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”).

The holders of Series D Preferred Stock are entitled to dividends on shares of Series D Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends (other than dividends in the form of Common Stock) actually paid on shares of Common Stock when, as and if such dividends (other than dividends in the form of Common Stock) are paid on shares of Common Stock. No other dividends shall be paid on shares of Series D Preferred Stock and the Company is not permitted to pay any dividends (other than dividends in the form of Common Stock) on shares of Common Stock unless it simultaneously complies with the previous sentence.

The foregoing summary of the terms of the Certificate of Designation does not purport to be a complete description and is subject to, and qualified in its entirety by, the full text of such Certificate of Designation, which is attached hereto as Exhibit 4.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events

On January 28, 2021, the Company issued a press release announcing the Debt Exchange Transactions, the ATM Offering, the First Lien Amendment and the Second Lien Amendment. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

In connection with the Debt Exchange Transactions and ATM Offering, the Company discloses the information contained in Exhibit 99.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

Cautionary Note Concerning Forward-Looking Statements

This Current Report on Form 8-K contains statements, including, without limitation, the information contained under Item 8.01 of this Current Report on Form 8-K, that are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and that involve risks, uncertainties and assumptions with respect to us, including statements concerning the debt and equity transactions described herein, future results, operations, outlooks, plans, goals, cash flows, liquidity and other events which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by Section 27A of the Securities Act and Section 21E of the Exchange Act. Any and all statements other than statements of historical facts may be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts and projections about the Company’s business and the industry in which the Company operates and the beliefs and assumptions of the Company’s management. Forward-looking statements can be identified by the use of words such as “will,” “may,” “might,” “potential,” “strategy,” “develop,” “seek,” “could,” “should,” “would,” “believe,” “depends,” “expect,” “goal,” “anticipate,” “forecast,” “project,” “future,” “intend,” “plan,” “estimate,” “target,” “indicate,” “outlook,” and similar expressions of future intent or the negative of such terms. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements include, among others, those statements that relate to the sale of ATM Shares in connection with the ATM Offering (including the number of ATM Shares sold, if any, the price at which any ATM Shares are sold and the timing of any such sales), the commissions payable to B. Riley in connection with the ATM Offering, the Company’s intended use of net proceeds from the ATM Offering (if any), the Company’s expected financial results for the three months ended December 31, 2020, the Company’s belief that Adjusted EBITDA is a meaningful indicator, to both management and investors, of the Company’s past and expected ongoing operating performance, the Company’s belief that Adjusted EBITDA is a useful performance indicator because it adds back non-cash and non-recurring operating expenses, the Company’s belief that Adjusted EBITDA is subject to certain shortcomings, the potential that the Company’s actual financial results for the three months ended December 31, 2020 may be different than the expected results set forth in this Current Report on Form 8-K, the Company’s expectation that it will not disclose publicly whether its expectations have changed or to update its expectations, the Company’s determination that it would likely pursue a reorganization under the U.S. Bankruptcy Code or otherwise cease operations if its cash and cash equivalents fall below $3.0 million, the Company’s anticipation that its existing cash resources would be depleted by the end of February 2021, the Company’s estimation that it will require no less than approximately $20.0 million of additional liquidity to fund its cash requirements until December 31, 2021, the Company’s anticipation of continuing to experience significant delays in the launch of its new sterile injectable product line even if the restrictions imposed by the FDA Warning Letter are rescinded, the Company’s belief that it has made substantial progress in remediating issues identified in the FDA Warning Letter and in subsequent internal reviews, the Company’s statements regarding the FDA’s timeline for re-inspecting its Buena, NJ facility and whether (and to what extent) the FDA will agree to remove restrictions imposed by the FDA Warning Letter following such re-inspection, and the Company’s expectations to pursue a reorganization under the U.S. Bankruptcy Code as early as during the first quarter of 2021 or to otherwise cease operations. Because forward-looking statements involve risks and uncertainties, there are many factors that could cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by the Company’s forward-looking statements. This note contains important cautionary statements of the known factors that the Company considers could materially affect the accuracy of the Company’s forward-looking statements and adversely affect the Company’s business, results of operations and financial position. Additionally, many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 outbreak and the effects thereof on the Company’s future performance and results of operations. It is not possible to predict or identify all such risks. There may be additional risks that the Company considers immaterial or which are unknown. Factors that could cause actual results to differ materially from these expectations include, but are not limited to: the substantial doubt as to the Company’s ability to continue as a going concern through the first quarter of 2021, and the Company’s expectation to pursue a reorganization under the U.S. Bankruptcy Code if the ATM Offering does not generate sufficient proceeds; the Company’s substantial amount of indebtedness, its ability to service such indebtedness and its liquidity constraints; the risks and uncertainties posed to the Company in the event it pursues an in-court bankruptcy proceeding, including the potential de-listing of the Common Stock from trading on Nasdaq; the Company’s ability to comply with Nasdaq’s listing rules; the volatility in the price of the Common Stock; the loss of the Company’s ability to use its registration statement on Form S-3 after it files its Annual Report on Form 10-K for the year ended December 31, 2020; the Company’s obligation to issue additional shares of Series D Preferred Stock in the event it is unable to obtain the requisite stockholder approval under the agreements governing the 2021 Debt Exchange Transactions; the uncertainty as to the actual number of shares the Company will sell in the ATM Offering, and the prices which investors will pay for such shares; the negative impact caused by the issues identified in the FDA Warning Letter and the delay of the FDA’s pre-approval inspection of its newly installed injectable line; the ongoing Covid-19 pandemic, the Company’s actions taken in response to it, and the disruptions caused by it on the Company’s operations and financial condition; the Company’s inability to meet current or future regulatory requirements in connection with existing or future ANDAs; the Company’s inability to achieve profitability; the Company’s failure to obtain FDA approvals as anticipated; the Company’s inability to execute and implement the Company’s business plan and strategy; the potential lack of market acceptance of the Company’s products; the Company’s inability to protect the Company’s intellectual property rights; changes in global political, economic, business, competitive, market and regulatory factors; and the Company’s inability to successfully complete future product acquisitions. These statements are based on the Company’s current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other periodic reports the Company files with the Securities and Exchange Commission. Forward-looking statements should not be relied upon as a prediction of actual results. Subject to any continuing obligations under applicable law or any relevant stock exchange rules, the Company expressly disclaims any obligation to disseminate, after the date of this document, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
1.1	At Market Issuance Sales Agreement, dated as of January 27, 2021, by and among the Company and B. Riley Securities, Inc.
4.1	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock dated January 25, 2021
5.1	Opinion of K&L Gates LLP
10.1	Exchange Agreement, dated as of January 27, 2021, by and among the Company, certain funds and accounts managed by affiliates of Ares Management Corporation, and the Participating Noteholders listed on the signature page thereto
10.2	Stockholders’ Agreement, dated as of January 27, 2021, by and among the Company, Ares Capital Corporation, each of the parties listed on Schedule A thereto, and, solely for purposes of Section 2, B. Riley Securities, Inc.
10.3	Form of Voting Trust Agreement, dated as of January 27, 2021, by and among the Company, Wilmington Savings Fund Society, FSB and the Holder party thereto.
10.4	Amendment No. 6 to Second Lien Credit Agreement, dated as of January 27, 2021, by and among the Company, its subsidiaries signatory thereto, the lenders party thereto, and Ares Capital Corporation, as Administrative Agent
10.5	Amendment No. 4 to First Lien Credit Agreement, dated as of January 27, 2021, by and among the Company, its subsidiaries signatory thereto, the lenders party thereto, and ACF Finco I LP, as Administrative Agent
23.1	Consent of K&L Gates LLP (included in Exhibit 5.1)
99.1	Press Release dated January 28, 2021
99.2	Certain Company Disclosures

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIGENT, INC.

Date: January 28, 2021	By:	/s/ Philip K. Yachmetz
		Name:	Philip K. Yachmetz
		Title:	Chief Legal Officer and Corporate Secretary